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                                                             Page 33 of 87 Pages

                                                                       Exhibit 1

             MEMBERS OF THE MANAGEMENT BOARD, THE SUPERVISORY BOARD
                           AND THE EXECUTIVE OFFICERS
                                       OF
                                      AXA



         The names of the Members of the Management Board, the Supervisory Board and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member's business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA and each individual is a citizen of the Republic of France.

                         Members of the Management Board


Name, Business Address        Present Principal Occupation
----------------------        ----------------------------
Henri de Castries             Chairman of the Management Board; Vice Chairman
                              of the Board of Directors, Finaxa; Chairman of the Board, AXA Financial, Inc.

Francoise Colloc'h            Member of Management Board (in charge of Human
                              Resources, the AXA Trademark and Communication) and Group Executive President

Christopher Condron(1)        Member of the Management Board (in charge of
                              United States activities) and Executive Officer;
                              President and Chief Executive Officer, AXA
                              Financial, Inc.; Chairman and CEO, Equitable





--------
(1)   Citizen of the United States of America



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                                                             Page 34 of 87 Pages

Gerard de La Martiniere       Member of the Management Board (in charge of
                              Finance, Control and Strategy) and Chief
                              Financial Officer; Senior Executive Officer,
                              Finaxa


Name, Business Address        Present Principal Occupation
-----------------------       ----------------------------
Francois Pierson              Vice Chairman of the Management Board (in charge
                              of Insurance in France and Assistance) and Executive Officer; Chairman, CEO, AXA
                              France Assurance; CEO and Director,
                              Mutuelles AXA; Member of the Management Board,
                              AXA Assurances Vie Mutuelle; Executive
                              Officer, AXA Conseil I.A.R.D.


                        Members of the Supervisory Board


Name, Business Address        Present Principal Occupation
-----------------------       ----------------------------
Claude Bebear                 Chairman of the Supervisory Board;
                              Chairman and CEO, Finaxa

Thierry Breton                Chairman and CEO, France Telecom; Chairman,
France Telecom                Thomson S.A. (information technology) and Orange
6, place d'Alleray            S.A. (telecommunications)
75505 Paris Cedex 15

Jacques Calvet                Chairman of the Supervisory Board, Bazar de
7, rue de Tilsitt             l'Hotel de Ville (BHV); Vice Chairman of the
75017 PARIS                   Supervisory Board, Galeries Lafayette

David Dautresme               Senior Advisor, Lazard Freres (investment
Lazard Freres                 banking); Chairman of Parande Developpement
121, boulevard Haussmann      (Groupe Euris)
75008 PARIS


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                                                             Page 35 of 87 Pages

Name, Business Address        Present Principal Occupation
-----------------------       ----------------------------
Jean-Rene Fourtou             Chairman and CEO, Vivendi Universal (global media
Vivendi Universal             and communications company); Vice Chairman of the
42 avenue de Friedland        Management Board,  Aventis; Chairman of the
75008 Paris                   Management Board, Vivendi Environment and Group
                              Canal+

Anthony Hamilton(2)           Chairman, Fox-Pitt, Kelton Group (investment
Fox-Pitt, Kelton Group Ltd.   banking); Chairman, AXA UK plc and AXA Equity
35 Wilson Street              and Law plc (UK)
London EC2M 2SJ
ENGLAND

Henri Hottinguer(3)           Chairman of the Supervisory Board, Credit
Financiere Hottinguer Paris   Suisse Hottinguer and Emba NV (Netherlands);
43, rue Taitbout              Vice Chairman and Executive Officer,  Financiere
75009 PARIS                   Hottinguer; Vice Chairman, Gaspee (Switzerland)

Michel Francois-Poncet        Vice Chairman of the Board of Directors and
BNP Paribas                   President, BNP Paribas (Switzerland) (banking);
3, rue d'Antin                Vice Chairman, Pargesa Holding (Switzerland)
75002 PARIS

Henri Lachmann                Chairman and Chief Executive Officer, Schneider
SCHNEIDER Electric Industries Electric Industries (electric equipment)

Gerard Mestrallet             Chairman and Chief Executive Officer, Suez;
Suez                          Chairman of the Board, Tractebel (Belgium) and
16 rue de le Ville l'Eveque   Societe Generale de Belgique
75008 PARIS


--------
(2)    Citizen of United Kingdom

(3)    Citizen of Switzerland


                                       35
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                                                             Page 36 of 87 Pages


Name, Business Address        Present Principal Occupation
-----------------------       ----------------------------
Edward D. Miller(4)           Chairman, Phoenix House (United States)
AXA Financial
1290 Avenue of the Americas
New York, NY 10106

Alfred von Oppenheim(5)       Chairman of the Supervisory Board, Banque Sal.
Banque OPPENHEIM Jr. & Cie    Oppenheim Jr. & Cie KgaA (Germany); Chairman
Unter Sachsenhausen 4         of the Board, Banque SAL Oppenheim Jr & Cie
50667 KOLN                    (Schweiz) AG (Switzerland)
Germany

Michel Pebereau               Chairman and Chief Executive Officer, BNP
BNP Paribas                   Paribas (banking)
3 Rue d'Antin
75002 PARIS

Bruno Roger                   Chairman, Lazard Paris; Chairman and Chief
Lazard Freres                 Executive Officer, EURAZEO
121, boulevard Haussman
75008 PARIS


--------
(4)  Citizen of the United States of America

(5)  Citizen of Germany



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                                                             Page 37 of 87 Pages

                               Executive Officers


Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
Alfred Bouckaert(6)             Chief Executive Officer, AXA Belgium
AXA Royale Belte
25 Boulevard du Souverain
B-1170 Bruxelles
Belgium

Claude Brunet                   Executive Officer responsible for transnational
                                operations and projects

Donald Brydon(7)                Chief Executive,  AXA Investment Managers Europe
AXA Investment Managers
7 Newgate Street
London EC1A 7NX

Bruce Calvert(8)                Chairman of the Board and Chief Executive
Alliance Capital                Officer, Alliance Capital Management Corporation
1345 Avenue of the Americas
New York, NY 10105

Henri de Castries               Chairman of the Management Board; Vice Chairman
                                of the Board of Directors, Finaxa;
                                Chairman of the Board, AXA Financial, Inc.

Francoise Colloc'h              Member of the Management Board (in charge of
                                Human Resources, the AXA Trademark and
                                Communications) and Group Executive President

Christopher Condron(9)          Member of the Management Board; President and
AXA Financial                   Chief Executive Officer,



--------
(6)    Citizen of Belgium
(7)    Citizen of the United Kingdom
(8)    Citizen of the United States of America
(9)    Citizen of the United States of America



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                                                             Page 38 of 87 Pages


Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
1290 Avenue of the Americas     AXA Financial, Inc.; Chairman and CEO, Equitable
New York, NY 10104

Claus-Michael Dill(10)          Chairman of the Management Board, AXA Konzern AG
AXA Colonia Konzern AG
Gereonsdriesch 9-11
Postfach 10-07-26
50447 Cologne
Germany

Philippe Donnet                 Chief Executive Officer, AXA Corporate Solutions
AXA Assieurazioni
Via Giacomo Leopardi, 15
20123 Milano
Italy

Denis Duverne                   Group Executive Vice President (Finance, Control
                                and Strategy)

Dennis Holt(11)                 Executive Officer, AXA UK
AXA UK
107 Cheapside
ECV2 6DU London

Gerard de La Martiniere         Member of the Management Board (in charge of
                                Finance, Control and Strategy) and Chief
                                Financial Officer; Senior Executive Officer,
                                Finaxa

Les Owen(12)                    Managing Director, AXA Asia Pacific Holdings
AXA Australia                   (Australia)
447 Collins Street
Melbourne - Victoria 3000
Australia

Francois Pierson                Vice Chairman of the Management


--------
(10)  Citizen of Germany

(11)  Citizen of the United Kingdom

(12)  Citizen of the United Kingdom

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                                                             Page 39 of 87 Pages


Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
AXA France Assurance            Board and Executive Officer; Chairman and CEO
Tour AXA                        AXA France Assurance; CEO and Director,
1 Place des Saisons             Mutuelles AXA; Member of the Management Board,
92083 Lad Defense Cedex         AXA Assurances Vie Mutuelle; Executive Officer,
                                AXA Conseil I.A.R.D.

Michel Pinault                  Executive Officer responsible for Asia-Pacific
                                Business Unit

Michael W. Short(13)            Chairman and Chief Executive Officer, AXA Life
AXA Life Insurance Company      Insurance Company (Japan)
1-2-19 Higashi Shibuya-ku
150-8020 Tokyo
Japan

Stanley Tulin(14)               Vice Chairman and Chief Financial Officer, AXA
AXA Financial Inc.              Financial, Inc. and Equitable
1290 Avenue of the Americas
New York, NY 10104


--------
(13)  Citizen of the United States of America

(14)  Citizen of the United States of America



                                       39